UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

CACTUS VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52446	000-52446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 49th Floor New York, NY	10174
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 300-2131

501 Fifth Avenue, 3rd Floor New York, NY, 1007
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Share Exchange

On March 11, 2013, Cactus Ventures, Inc., (the “Company”) closed on a second share exchange agreement (the “Second Exchange Agreement”) with (i) Actinium Pharmaceuticals, Inc., a Delaware corporation (“Actinium”), and (ii) the former shareholders of Actinium (the “Actinium Shareholders”), pursuant to which the Company acquired 22,055,225 additional shares of capital stock of Actinium from the Actinium Shareholders in exchange for the issuance of 7,344,390 additional shares of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to the Actinium Shareholders (the “Second Share Exchange”). The 22,055,225 shares of Common Stock constitute 36% of the issued and outstanding equity securities of Actinium.

As disclosed in the Company’s Current Report on Form 8-K/A (Amendment No. 2) filed with the Securities and Exchange Commission on January 28, 2013 (the “Super 8-K”), the Company had entered into a share exchange agreement dated December 28, 2012 (the “Original Share Exchange”) pursuant to which Cactus acquired 21% of the issued and outstanding equity securities of Actinium, in exchange for the issuance of 4,309,015 shares of Common Stock, which were issued to the shareholders of Actinium.  As a result of the share exchange, the former shareholders of Actinium became the controlling shareholders of Cactus and the directors of Actinium were appointed to the Board of Directors of Cactus, and the officers of Actinium were appointed as the officers of Cactus.

As of the March 11, 2013, the Company has acquired a total of 34,995,211, or approximately 55.5%, of the issued and outstanding equity securities of Actinium. The Company intends to continue to exchange its shares of common stock for shares of Actinium held by the remaining Actinium shareholders.

The foregoing description of the Second Exchange Agreement is qualified in its entirety by reference to the provisions of the Second Exchange Agreement filed as an Exhibit to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

The foregoing description of the Original Share Exchange is qualified in its entirety by reference to the provisions of the Super 8-K filed by the Company and January 28, 2013, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Second Share Exchange is incorporated herein by reference in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of common stock issued to the former shareholders of Actinium in connection with the Share Exchange were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act and Regulation S promulgated under the Securities Act. The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired.

In accordance with Item 9.01(a), the Audited Consolidated Financial Statements for the years ended December 31, 2011 and 2010, and the Unaudited Interim Consolidated Financial Statements for the periods ended September 30, 2012 and 2011 for Actinium are included with this Current Report as exhibit 99.1 and 99.2.

(b)	Pro Forma Financial Information. In accordance with Item 9.01(b), unaudited pro forma combined financial information of Cactus are included with this Current Report as exhibit 99.3.

(d)	Exhibits.

Exhibit
Number	Description
10.1	Share Exchange Agreement, dated March 11, 2013, by and among Cactus Ventures, Inc., Actinium Pharmaceuticals, Inc., and shareholders of Actinium Pharmaceuticals, Inc.
99.1	Audited Consolidated Financial Statements for the years ended December 31, 2011 and 2010 for Actinium (incorporated by reference to Exhibit 99.1 to Form 8-K/A filed on January 28, 2013).
99.2	Unaudited Interim Consolidated Financial Statements for the periods ended September 30, 2012 and 2011 for Actinium (incorporated by reference to Exhibit 99.2 to Form 8-K/A filed on January 28, 2013).
99.3	Unaudited pro forma combined financial information of Cactus Ventures, Inc. and Actinium Pharmaceuticals, Inc. (incorporated by reference to Exhibit 99.3 to Form 8-K/A filed on January 4, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2013	CACTUS VENTURES, INC.

	By:	/s/ Sergio Traversa
Name: Sergio Traversa Title: President and Chief Executive Officer